UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2025
INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1040 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 12, 2025, the Board of Directors of Indivior PLC (the “Registrant,” or the “Company,”) approved the following base salary changes for the Company's executive officers, effective January 1, 2026, based on a review of the competitive market and the recommendations of the Compensation Committee and the Board's compensation consultant: Joseph Ciaffoni, Chief Executive Officer - from $1,050,000 to $1,115,000; and Ryan Preblick, Chief Financial Officer - from $559,000 to $604,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: December 18, 2025	By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Chief Financial Officer